Writer's Direct No.
(713) 831-1933


               June 24, 1997



DELIVERY VIA EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549-1004

 Re:       American General Finance Corporation ("Company")
           Registration Statement No. 33-55803
           Pricing Supplement No. 73

Gentlemen:

 On behalf of the Company, an indirect, wholly-owned subsidiary of American General Corporation, we submit herewith for filing with the Securities and Exchange Commission (the "Commission") via EDGAR, pursuant to Rule 424(b)(3) of the General Rules and Regulations promulgated by the Commission under the Securities Act of 1933, as amended, Pricing Supplement No. 73, dated June 24, 1997 to the Company's Prospectus Supplement dated February 13, 1995 included as a part of the above captioned Registration Statement.

 The Pricing Supplement submitted herewith has been marked to indicate (i) that it is being filed pursuant to Rule
424(b)(3) and (ii) the registration number to which it relates.

               Very truly yours,

               /s/ PAULA G. PAYNE

               Paula G. Payne
               Senior Counsel

Enclosures